EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Q.E.P. Co., Inc. (the “Company”) on Form 10-Q for the quarter ended May 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lewis Gould, Chairman of the Board of Directors and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition, and result of operations of the Company.

/s/ Lewis Gould
Lewis Gould
Chairman of the Board of Directors and
Chief Executive Officer

July 14, 2004

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.